Exhibit 10.43
SECOND AMENDMENT
TO
SUBLEASE AGREEMENT
This Second Amendment to Sublease Agreement (the “Second Amendment”) is entered into effective the 1st day of March, 2010 by and between Cordillera Corporation (Sublessor”) and Oceanic Exploration Company (“Sublessee”).
WHEREAS, Sublessor and Sublessee entered into that certain Sublease Agreement effective as of April 1, 2008 and that certain Amendment to Sublease Agreement dated October 22, 2008 (collectively referred to herein as the “Sublease”);
WHEREAS, Sublessor and Sublessee wish to further extend the term of the Sublease;
NOW THEREFORE, in consideration of the mutual promises, covenants and agreements set forth herein, the receipt and sufficiency of which are hereby acknowledged, Sublessor and Sublessee agree as follows:
1.	The following language shall be added to Section 2:

Sublessor and Sublessee agree that effective April 1, 2010 the term of the Sublease shall be extended on a month-to-month basis (the “Extended Term”) until such time as either party terminates the Sublease by giving the other party a minimum of thirty (30) days written notice.

2.	The following language shall be added to Section 6:

Rent for the Extended Term. Sublessee agrees to pay rent for the Extended Term at the rate of $12.00 per square foot payable in monthly installments of $940.00 without notice or demand on the first day of each successive month during the Extended Term until termination of the Sublease.
All provisions of the Sublease not expressly modified herein shall remain unchanged and in full force and effect. In the event of any inconsistency between the provisions of the Sublease and this Second Amendment, the provisions of this Second Amendment shall be deemed controlling.
IN WITNESS WHEREOF, the Sublessor and Sublessee have executed this Second Amendment to Sublease Agreement on the day and year first above written.

SUBLESSOR:		SUBLESSEE:

CORDILLERA CORPORATION		OCEANIC EXPLORATION COMPANY

By:	/s/ Nicole J. Champine	By:	/s/ Janet A. Holle

	Nicole J. Champine		Janet A. Holle
	Vice President and General Counsel		Vice President

ACCEPTED BY OWNER:

SORRENTO WEST PROPERTIES, INC.

		By:	/s/ Bart Brundage

Bart Brundage
Vice President